UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of report (Date of earliest event reported):  July 14, 2022

SOUTH JERSEY INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037
(Address of principal executive offices) (Zip Code)

(609) 561-9000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – $1.25 par value per share	SJI	New York Stock Exchange
5.625% Junior Subordinated Notes due 2079	SJIJ	New York Stock Exchange
Corporate Units	SJIU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 14, 2022, South Jersey Industries, Inc. (the “Company”) entered into a Note Purchase Agreement between the Company and the purchasers named therein (the “Note Purchase Agreement”) that provides for the Company to issue an aggregate of $400 million of senior unsecured notes in four series, as follows: (a) $100,000,000 aggregate principal amount of the Company’s Senior Notes, Series 2022A, due July 14, 2027 (the “Series 2022A Notes”); (b) $100,000,000 aggregate principal amount of the Company’s Senior Notes, Series 2022B, due July 14, 2029 (the “Series 2022B Notes”); (c) 120,000,000 aggregate principal amount of the Company’s Senior Notes, Series 2022C, due July 14, 2032 (the “Series 2022C Notes”); and (d) $80,000,000 aggregate principal amount of the Company’s Senior Notes, Series 2022D, due July 14, 2034 (the “Series 2022D Notes”) and, together with the Series 2022A Notes, the Series 2022B Notes and the Series 2022C Notes, the “Notes”).

The Company issued 50% of each Series of Notes on July 14, 2022 (a total of $200,000,000 of Notes):   (a) $50,000,000 aggregate principal amount of Series 2022A Notes; (b) $50,000,000 aggregate principal amount of Series 2022B Notes; (c) $60,000,000 aggregate principal amount of Series 2022C Notes; and (d) $40,000,000 aggregate principal amount of Series 2022D Notes.  The Company expects to issue on September 15, 2022 the remaining $200,000,000 of Notes, in the same aggregate principal amount of each series of Notes as was issued on July 14. 2022.

The Notes are unsecured.  The Series 2022A Notes bear interest from the date of issuance at the annual rate of 5.35%, with interest payable semiannually on January 14 and July 14 in each year, commencing on January 14, 2023.  Subject to certain accelerating events, principal on the Series 2022A Notes, plus any accrued but unpaid interest, is payable on July 14, 2027.

 The Series 2022B Notes bear interest from the date of issuance at the annual rate of 5.44%, with interest payable semiannually on January 14 and July 14 in each year, commencing on January 14, 2023.  Subject to certain accelerating events, principal on the Series 2022B Notes, plus any accrued but unpaid interest, is payable on July 14, 2029.

The Series 2022C Notes bear interest from the date of issuance at the annual rate of 5.60%, with interest payable semiannually on January 14 and July 14 in each year, commencing on January 14, 20323.  Subject to certain accelerating events, principal on the Series 2022C Notes, plus any accrued but unpaid interest, is payable on July 14, 2032.

The Series 2022D Notes bear interest from the date of issuance at the annual rate of 5.60%, with interest payable semiannually on January 14 and July 14 in each year, commencing on January 14, 2023.  Subject to certain accelerating events, principal on the Series 2022D Notes, plus any accrued but unpaid interest, is payable on July 14, 2034.

In the event of a Change in Control (as defined in the Note Purchase Agreement), the Company is required to offer to prepay the Notes at their face amount together with interest accrued thereon to the date of such prepayment.  In addition, in the event of the sale of a Substantial Part (as defined in the Note Purchase Agreement) of the assets of the Company and its subsidiaries, the Company may be required to use a portion of such proceeds to prepay or retire Senior Indebtedness, which term is defined in the Note Purchase Agreement and includes, among other things, the Notes.

The Company previously announced that it has entered into an agreement and plan of merger pursuant to which the Company would become a wholly-owned subsidiary of an affiliate of Infrastructure Investments Fund.  The Note Purchase Agreement provides that the merger transaction with an affiliate of Infrastructure Investments Fund will not constitute a Change in Control for purposes of the requirement to offer to prepay any of the Notes.

The Company may prepay, at any time or from time to time, all or any portion of any of the four series of Notes in an amount not less than an aggregate of $1,000,000 in the case of a partial prepayment, together with interest accrued thereon to the date of such prepayment as well as a “make-whole amount” to the extent set forth below; provided that if a Default or an Event of Default (as such terms are defined in the Note Purchase Agreement) has occurred and is continuing at the time such notice is provided or on the prepayment date or if a Default or an Event of Default would result from the making of such prepayment, such prepayment shall be pro rata to the holders of all Notes then outstanding.  In connection with the prepayment of a Series 2022A Note more than one month prior to its stated maturity, a Series 2022B Note more than two months prior to its stated maturity, or a Series 2022C Note or a Series 2022D Note more than three months prior to its stated maturity, the Company must also pay a “make-whole amount,” to be calculated as provided in the Note Purchase Agreement.

The Company expects to use the net proceeds from the sale of the Series 2022A Notes, the Series 2022B Notes, and the Series 2022C Notes to fund capital expenditures, to repay Indebtedness, and for general corporate purposes.  The Company is required to use the net proceeds of the Series 2022D Notes to finance or refinance one or more Green Investments, as defined in the Note Purchase Agreement, and which generally include (a) electric generation, distribution, transmission, or storage from solar, wind, hydro, battery, or other energy efficient facilities or equipment, (b) green hydrogen production, distribution, transmission, or storage, (c) biogas (including Renewable Natural Gas) production, distribution, transmission, or storage, or (d) projects and processes, upgrades or retrofits intended to reduce energy consumption through smart grids, smart control systems, automation, monitoring platforms, and other technologies. In the event the Company does not allocate the net proceeds of the Series 2022D Notes to Green Investments within a specified time, the Company will be required to offer to repurchase the amount of Series 2022D Notes whose net proceeds were not so allocated to Green Investments.

The Note Purchase Agreement contains customary representations, warranties and covenants, including a financial covenant limiting the ratio of Indebtedness of the Company and its subsidiaries on a consolidated basis to Consolidated Total Capitalization of not more than 0.70 to 1.0 (as such terms are defined in the Note Purchase Agreement), and customary events of default and acceleration of amounts payable upon an event of default.

The Note Purchase Agreement, including the forms of Notes, is attached as Exhibit 10.1 hereto and is incorporated by reference into this Item 1.01. The foregoing summaries of the Note Purchase Agreement and the Notes are qualified in their entirety by reference to the full text of such documents.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On July 19, 2022, the Company and Denham Capital jointly issued a press release in connection with the issuance of the Series 2022D Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Note Purchase Agreement, dated as of July 14, 2022, between South Jersey Industries, Inc. and the purchasers listed therein, including the forms of notes.

99.1	Press Release, dated July 19, 2022.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Dated: July 19, 2022	By:	/s/ Steven R. Cocchi
Name: Steven R. Cocchi
Title: Senior Vice President & Chief Financial Officer